UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: June 2, 2006
(Date of earliest event reported)

Umpqua Holdings Corporation
(Exact Name of Registrant as Specified in Its Charter)

OREGON	000-25597	93-1261319
(State or Other Jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation or Organization)	Number)	Identification Number)

One SW Columbia, Suite 1200
Portland, Oregon 97258
(address of Principal Executive Offices)(Zip Code)

(503) 727-4100
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

        On June 2, 2006, Umpqua Holdings Corporation completed the acquisition of Western Sierra Bancorp pursuant to an Agreement and Plan of Reorganization under the terms of which Western Sierra Bancorp merged with and into Umpqua Holdings Corporation and, effective June 3, 2006, each of Western Sierra Bancorp's four wholly owned subsidiary banks (Western Sierra National Bank, Auburn Community Bank, Central California Bank and Lake Community Bank) merged with and into Umpqua's wholly owned subsidiary Umpqua Bank.

        Western Sierra Bancorp shareholders are entitled to receive 1.61 shares of Umpqua Holdings Corporation common stock for each share of Western Sierra Bancorp common stock outstanding as of June 2, 2006. Umpqua will issue approximately 12.7 million shares of Umpqua Holdings Corporation common stock to Western Sierra Bancorp shareholders.

        On June 5, 2006, Umpqua Holdings Corporation issued a press release announcing the closing of the merger. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable; pursuant to General Instruction B.3 of Form 8-K, the financial information is not required because it has been previously filed.
	(b)	Not applicable; pursuant to General Instruction B.3 of Form 8-K, the financial information is not required because it has been previously filed.
	(c)	Not applicable.
	(d)	Exhibits.

2	Agreement and Plan of Reorganization dated as of February 7, 2006 between Umpqua Holdings Corporation, Umpqua Bank, Western Sierra Bancorp, Western Sierra National Bank, Auburn Community Bank, Lake Community Bank and Central California Bank and related Plan of Merger (incorporated by reference to Appendix A and Appendix B to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4/A filed April 13, 2006 (File No. 333-132453/Film No. 06757045))
99.1	Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

UMPQUA HOLDINGS CORPORATION
(Registrant)

Dated: June 5, 2006	By:/s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary